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                                   Exhibit (4)

                      Agreement and Plan of Reorganization


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                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Agreement") is made as of October 18, 2000 by and between One Group(R) Mutual Funds ("One Group"), a Massachusetts business trust, on behalf of its series, One Group Income Bond Fund ("One Group Income"), and Circle Income Shares, Inc., a diversified closed-end investment company incorporated under the laws of the State of Indiana ("Circle Income"). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

I. PLAN OF REORGANIZATION

     (a) Circle Income will sell, assign, convey, transfer and deliver to One Group, and One Group will acquire, on the Exchange Date (as defined herein) all of the properties and assets existing at the Valuation Time (as defined herein) in Circle Income, such acquisition to be made on behalf of One Group Income. In consideration therefor, One Group, on behalf of One Group Income, shall on the Exchange Date, assume all of the liabilities of Circle Income in exchange for a number of full and fractional Class A shares of One Group Income (the "Shares") having an aggregate net asset value equal to the value of all of the assets of Circle Income transferred to One Group on such date less the value of all of the liabilities of Circle Income assumed by One Group on that date. It is intended that the reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, Circle Income shall distribute in complete liquidation to its respective shareholders of record as of the Exchange Date the Shares received by it, each shareholder being entitled to receive that number of Shares equal to the proportion which the number of shares of beneficial interest of Circle Income held by such shareholder bears to the number of such shares of Circle Income outstanding on such date.

II. AGREEMENT

     One Group and Circle Income represent, warrant and agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF CIRCLE INCOME. Circle Income represents and warrants to and agrees with One Group that:

          (a) Circle Income is a corporation duly established and validly existing under the laws of Indiana and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Circle Income is not required to qualify as a foreign association in any jurisdiction. Circle Income has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section l(l).

          (b) Circle Income is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified closed-end investment company, and such registration has not been revoked or rescinded and is in full force and effect. Circle Income has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. Circle Income has been a regulated investment company under such sections of the Code at all times since its inception.

          (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for Circle Income at and for the year ended June 30, 2000, such statements and schedules having been audited by Arthur Andersen, LLP, independent accountants to Circle Income, have been furnished to One Group.

          (d) The Policy Manual of Circle Income, as revised in March, 1995, which has been previously furnished to One Group, did not as of March, 1995, and does not as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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          (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Circle Income, threatened against Circle Income which assert liability on the part of Circle Income.

          (f) There are no material contracts outstanding to which Circle Income is a party, other than as disclosed in the Circle Income prospectus, or in the Registration Statement and the Proxy Statement as defined herein.

          (g) Circle Income has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of June 30, 2000, and those incurred in the ordinary course of Circle Income's business as an investment company since that date. Prior to the Exchange Date, Circle Income will advise One Group of all known material liabilities, contingent or otherwise, incurred by it subsequent to June 30, 2000, whether or not incurred in the ordinary course of business.

          (h) As used in this Agreement, the term "Investments" shall mean Circle Income's investments shown on the schedule of its portfolio investments as of June 30, 2000 referred to in Section l(c) hereof, as supplemented with such changes as Circle Income shall make after June 30, 2000, which changes have been disclosed to One Group, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

          (i) Circle Income has filed or will file all federal and state tax returns which, to the knowledge of Circle Income's officers, are required to be filed by Circle Income and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by Circle Income. All tax liabilities of Circle Income have been adequately provided for on its books, and no tax deficiency or liability of Circle Income has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

          (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval as described in Section 8(a) and otherwise as described in Section l(l), Circle Income will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of Circle Income to be transferred to One Group Income pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, One Group will, on behalf of One Group Income, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Circle Income and, except as described in Section l(k), without any restrictions upon the transfer thereof.

          (k) No registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Circle Income or One Group, except as previously disclosed to One Group by Circle Income.

          (1) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Circle Income of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

          (m) The registration statement (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") by One Group on Form N-14 relating to the Shares issuable hereunder, and the proxy statement of Circle Income included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Circle Income, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in
     Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospec-
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     tus"), as amended or supplemented by any amendments or supplements filed with the Commission by One Group, insofar as it relates to Circle Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements of fact relating to Circle Income contained in the Registration Statement, the Prospectus or the Proxy Statement, or omissions to state in any thereof a material fact relating to Circle Income, made in reliance upon and in conformity with information furnished by Circle Income for use in the Registration Statement, the Prospectus or the Proxy Statement, as such Registration Statement, Prospectus and Proxy Statement shall be furnished to Circle Income in definitive form as soon as practicable following effectiveness of the Registration Statement and before any public distribution of the Prospectus or Proxy Statement. None of the representations and warranties in this subsection shall apply to statements of fact relating to One Group or One Group Income contained in the Registration Statement, the Prospectus or the Proxy Statement, or omissions to state in any thereof a material fact relating to One Group or One Group Income.

          (n) All of the issued and outstanding shares of beneficial interest of Circle Income have been offered for sale and sold in conformity with all applicable federal and state securities laws.

          (o) Circle Income is qualified, and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

          (p) At the Exchange Date, Circle Income will have sold such of its assets, if any, as necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, One Group Income will remain a "diversified company" within the meaning of Section 5(b) (1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the One Group Prospectus previously furnished to Circle Income. One Group agrees to advise Circle Income prior to the Exchange Date of any assets that, after giving effect to the acquisition of the assets pursuant to this Agreement, would cause One Group Income not to be in compliance with Section 5(b)(1) of the 1940 Act and with such other mandatory investment restrictions as are set forth in the One Group Prospectus.

     2. REPRESENTATIONS AND WARRANTIES OF ONE GROUP. One Group, for itself and on behalf of One Group Income, represents and warrants to and agrees with Circle Income that:

          (a) One Group is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. Neither One Group nor One Group Income is required to qualify as a foreign association in any jurisdiction. One Group and One Group Income have all necessary federal, state and local authorizations to own all of their properties and assets and to carry on their business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).

          (b) One Group is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. One Group Income has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company. One Group Income has been a regulated investment company under such sections of the Code at all times since its inception.

          (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for One Group for the year ended June 30, 2000, such statements and schedules having been audited by PricewaterhouseCoopers LLP, independent accountants to One Group, have been furnished to Circle Income. Such statements of assets and liabilities and schedules fairly present the financial position of One Group as of their respective dates, and said statements of operations and changes in net assets fairly reflect the results of its operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles.

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          (d) The prospectus of One Group Income dated November 1, 1999, (the
     "One Group Prospectus") and the Statement of Additional Information for the One Group Funds, dated November 1, 1999, and on file with the Commission, which have been previously furnished to Circle Income, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of One Group or One Group Income, threatened against One Group or One Group Income which assert liability on the part of One Group or One Group Income.

          (f) There are no material contracts outstanding to which One Group or One Group Income is a party, other than as disclosed in the One Group Prospectus and the corresponding Statement of Additional Information or in the Registration Statement.

          (g) Neither One Group nor One Group Income has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of June 30, 2000 referred to above and those incurred in the ordinary course of the business of One Group as an investment company or One Group Income since such date. Prior to the Exchange Date, One Group will advise Circle Income of all known material liabilities, contingent or otherwise, incurred by it and One Group Income subsequent to June 30, 2000, whether or not incurred in the ordinary course of business.

          (h) One Group Income has filed or will file all federal and state tax returns which, to the knowledge of One Group's officers, are required to be filed by One Group Income and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by One Group Income. All tax liabilities of One Group Income have been adequately provided for on its books, and no tax deficiency or liability of One Group Income has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

          (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by One Group or One Group Income of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

          (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2 (i), One Group on behalf of One Group Income will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Circle Income to be transferred to One Group Income pursuant to this Agreement.

          (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to One Group and One Group Income: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in
     Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by One Group or One Group Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements of fact relating to One Group or One Group Income contained in the Registration Statement, the Prospectus or the Proxy Statement, or omissions to state in any thereof a material fact relating to One Group or One Group Income. None of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Circle Income for use in the Registration Statement, the Prospectus or the Proxy Statement.

          (1) Shares to be issued to Circle Income have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and
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     nonassessable by One Group and no shareholder of One Group will have any preemptive right of subscription or purchase in respect thereof.

          (m) The issuance of Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

          (n) One Group Income is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

     3. REORGANIZATION. (a) Subject to the requisite shareholder approval as described in Section 8(a) and to the other terms and conditions contained herein (including Circle Income's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Circle Income agrees to sell, assign, convey, transfer and deliver to One Group, on behalf of One Group Income, and One Group, on behalf of One Group Income, agrees to acquire from Circle Income, on the Exchange Date all of the Investments and all of the cash and other assets of Circle Income in exchange for that number of Shares of One Group Income provided for in Section 4 and the assumption by One Group Income of all the liabilities of Circle Income. Pursuant to this Agreement, Circle Income will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Shares received by it to its shareholders in exchange for their shares of beneficial interest of Circle Income.

          (b) Circle Income will pay or cause to be paid to One Group Income any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to One Group Income hereunder. Circle Income will transfer to One Group Income any rights, stock dividends or other securities received by Circle Income after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to One Group Income at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Circle Income acquired by One Group, on behalf of One Group Income.

     4. EXCHANGE DATE VALUATION TIME. On the Exchange Date, One Group will deliver to Circle Income a number of Shares having an aggregate net asset value equal to the value of the assets of Circle Income acquired by One Group, on behalf of One Group Income, less the value of the liabilities of Circle Income assumed, determined as hereafter provided in this Section 4.

          (a) Subject to Section 4(d) hereof, the value of Circle Income's net assets will be computed as of the Valuation Time using the valuation procedures for One Group Income as set forth in the One Group Prospectus for One Group Income.

          (b) Subject to Section 4(d) hereof, the net asset value of a share of One Group Income will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the One Group Prospectus for One Group Income.

          (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on January 19, 2001 or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

          (d) No formula will be used to adjust the net asset value of Circle Income or One Group Income to take into account differences in realized and unrealized gains and losses.

          (e) One Group shall issue One Group Income Shares to Circle Income on one share deposit receipt registered in the name of Circle Income. Circle Income shall distribute in liquidation the Shares received by it hereunder pro rata to its shareholders of each class of shares by redelivering such share deposit receipt to One Group's transfer agent which will as soon as practicable set up open accounts for each Circle Income shareholder in accordance with written instructions furnished by Circle Income.

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          (f) One Group, on behalf of One Group Income, shall assume all liabilities of Circle Income, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Circle Income or otherwise.

     5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5 (e), all fees and expenses, including, without limitation, accounting expenses, the costs of proxy materials and proxy solicitation, legal expenses, portfolio transfer taxes (if any) or other similar expenses, incurred in connection with the transactions will be paid directly by Banc One Investment Advisors Corporation; provided however, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by Banc One Investment Advisors Corporation of such expenses would result in the disqualification of either Circle Income or One Group Income as a regulated investment company under the Code. Circle Income shareholders will pay their respective expenses, if any, incurred in connection with the transactions.

          (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Circle Income being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Circle Income's obligations referred to in Section 8(a) or
     Section 10) Circle Income shall pay directly all reasonable fees and expenses incurred by One Group in connection with such transactions, including, without limitation, legal, accounting and filing fees.

          (c) In the event the transactions contemplated by this Agreement are not consummated by reason of One Group being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to One Group's obligations referred to in Section 8(a) or Section
     9), One Group shall pay directly all reasonable fees and expenses incurred by Circle Income in connection with such transactions, including without limitation legal, accounting and filing fees.

          (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) One Group or Circle Income being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Circle Income or One Group's obligations referred to in Section 8(a), Section 9 or Section 10 of this Agreement, then each of Circle Income and One Group shall bear the expenses it actually incurred in connection with such transactions.

          (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

     6. PERMITTED ASSETS. One Group agrees to advise Circle Income promptly if at any time prior to the Exchange Date the assets of Circle Income include any assets that One Group Income is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Circle Income, One Group has informed Circle Income is unsuitable for One Group Income to acquire.

     7. EXCHANGE DATE. Delivery of the assets of Circle Income to be transferred, assumption of the liabilities of Circle Income to be assumed, and the delivery of Shares to be issued shall be made at the offices of Banc One Investment Advisors Corporation at 9:00 a.m. on January 22, 2001, or at such other time and date agreed to by Circle Income and One Group, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8. SPECIAL MEETING OF SHAREHOLDERS: DISSOLUTION. (a) Circle Income agrees to call a special meeting of the shareholders of Circle Income as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Circle Income to and the assumption of all of the liabilities of Circle Income by One Group Income as herein provided, adopting this Agreement, and authorizing the liquidation and dissolution of Circle Income, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the shares of beneficial interest of Circle Income shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Circle Income's Articles of Incorporation at such a meeting on or before the Valuation Time.

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          (b) Circle Income agrees that the liquidation and dissolution of
     Circle Income will be effected in the manner provided in Circle Income's Articles of Incorporation in accordance with applicable law, and that it will not make any distributions of any Shares to the shareholders of Circle Income without first paying or adequately providing for the payment of all of Circle Income's known debts, obligations and liabilities.

          (c) Each of One Group and Circle Income will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

     9. CONDITIONS TO ONE GROUP OBLIGATIONS. The obligations of One Group, on behalf of One Group Income, hereunder shall be subject to the following conditions:

          (a) That this Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of Circle Income, shall have been approved as set forth in Section 8(a). (b) Circle Income shall have furnished to One Group a statement of Circle Income's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Circle Income's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Circle Income since June 30, 2000, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of Circle Income, dividends paid or losses from operations.

          (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Circle Income made in this Agreement are true and correct in all material respects as if made at and as of such dates, Circle Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Circle Income shall have furnished to One Group a statement, dated the Exchange Date, signed by Circle Income's President (or any Vice President) and Treasurer certifying those facts as of such dates.

          (d) Circle Income shall have delivered to One Group a letter from Arthur Andersen LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of Circle Income for the year ended June 30, 2000 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of Circle Income for the periods covered hereby, or that Circle Income would not qualify as a regulated investment company for federal income tax purposes.

          (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

          (f) One Group shall have received an opinion of Baker & Daniels, in form reasonably satisfactory to One Group and dated the Exchange Date, to the effect that (i) Circle Income is a corporation duly and validly existing under the laws of Indiana, (ii) this Agreement has been duly authorized, executed, and delivered by Circle Income and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by One Group, is a valid and binding obligation of Circle Income, (iii) Circle Income has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Circle Income's Articles of Incorporation, or By-laws , as amended, or any provision of any agreement known to such counsel to which Circle Income is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Circle Income's Policy Manual, such counsel may rely upon a certificate of an officer of Circle Income whose responsibility it is to advise Circle Income with respect to such matters and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Circle Income of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the

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     1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to One Group's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act.

          (g) One Group shall have received an opinion of Ropes & Gray, counsel to One Group addressed to One Group, in form reasonably satisfactory to One Group and dated the Exchange Date, to the effect that for Federal income tax purposes (i) no gain or loss will be recognized by Circle Income upon the transfer of the assets to One Group, on behalf of One Group Income, in exchange for Shares and the assumption by One Group, on behalf of One Group Income, of the liabilities of Circle Income or upon the distribution of Shares by Circle Income to its shareholders in liquidation; (ii) no gain or loss will be recognized by the shareholders of Circle Income upon the exchange of their shares for Shares; (iii) the aggregate basis of the Shares a Circle Income shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Circle Income shares exchanged therefor; (iv) a Circle Income shareholder's holding period for his or her Shares will be determined by including the period for which he or she held the Circle Income shares exchanged therefor, provided that he or she held such Circle Income shares as capital assets; (v) no gain or loss will be recognized by One Group Income upon the receipt of the assets of Circle Income in exchange for Shares and the assumption by One Group Income of the liabilities of Circle Income; (vi) the basis in the hands of One Group Income of the assets of Circle Income transferred to One Group Income in the transaction will be the same as the basis of the assets in the hands of Circle Income immediately prior to the transfer; and (vii) the holding periods of the assets of Circle Income in the hands of One Group Income will include the periods for which such assets were held by Circle Income.

          (h) The assets of Circle Income to be acquired by One Group, on behalf of One Group Income, will include no assets which One Group Income, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the One Group Prospectus in effect on the Exchange Date, may not properly acquire.

          (i) The Registration Statement shall have become effective under the 1933 Act and applicable blue sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of One Group, contemplated by the Commission and or any state regulatory authority.

          (j) All proceedings taken by Circle Income in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to One Group and Ropes & Gray.

          (k) Prior to the Exchange Date, Circle Income shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended June 30, 2000 and the short taxable year beginning on July 1, 2000 and ending on the Exchange Date (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended June 30, 2000 and the short taxable year beginning on July 1, 2000 and ending on the Exchange Date (after reduction for any capital loss carryover).

          (l) Circle Income shall have furnished to One Group a certificate, signed by the President (or any Vice President) and the Treasurer of Circle Income, as to the tax cost and acquisition date to One Group of the securities delivered to One Group pursuant to this Agreement, together with any such other evidence as to such tax cost as One Group may reasonably request.

          (m) Circle Income's custodian shall have delivered to One Group a certificate identifying all of the assets of Circle Income held by such custodian as of the Valuation Time.

          (n) Circle Income's transfer agent shall have provided to One Group
     (i) the originals or true copies of all of the records of Circle Income in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of Circle Income outstanding as of the Valuation Time and (iii) the name, address and tax identification number of each holder of record of any such shares of Circle Income and the number of shares held of record by each such shareholder.

          (o) All of the issued and outstanding shares of beneficial interest of Circle Income shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Circle Income or its transfer agent by One Group or its agents shall have revealed otherwise, either (i) Circle Income shall have taken all actions that in the reasonable opinion of One Group or Ropes & Gray are necessary to remedy any prior failure on the part of Circle Income to have offered for sale and sold such shares in conformity with such laws or (ii) Circle Income shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of One Group in amounts sufficient and upon terms satisfactory, in the opinion of One Group or its counsel, to indemnify One Group against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Circle Income to have offered and sold such shares in conformity with such laws.

          (p) Circle Income shall have duly executed and delivered to One Group bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as One Group may deem necessary or desirable to transfer all of Circle Income's entire right, title and interest in and to the Investments and all other assets of Circle Income.

     10. CONDITIONS TO CIRCLE INCOME'S OBLIGATIONS. The obligations of Circle Income hereunder shall be subject to the following conditions:

          (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of Circle Income, shall have been approved as described in Section 8(a).

          (b) One Group shall have furnished to Circle Income a statement of One Group Income's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on One Group's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of One Group Income since June 30, 2000, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

          (c) One Group shall have executed and delivered to Circle Income an agreement dated as of the Exchange Date pursuant to which One Group, on behalf of One Group Income, will assume all of the liabilities of Circle Income existing at the Valuation Time in connection with the transactions contemplated by this Agreement (an "Assumption of Liabilities").

          (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of One Group, for itself and on behalf of One Group Income, made in this Agreement are true and correct in all material respects as if made at and as of such dates, One Group and One Group Income have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and One Group shall have furnished to Circle Income a statement, dated the Exchange Date, signed by One Group's President (or any Vice President) and Treasurer certifying those facts as of such dates.

          (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

          (f) Circle Income shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Circle Income and dated the Exchange Date, to the effect that (i) One Group is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, (to the knowledge of such counsel), neither One Group nor One Group Income is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Shares to be delivered to Circle Income as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by One Group and no shareholder of One Group has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by One Group and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Circle Income, is a valid and binding obligation of One Group, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate One Group's Declaration of Trust, as amended, or Code of Regulations, or any provision of any agreement known to such counsel to which One Group or One Group Income is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in One Group's Declaration of Trust, as amended, Code of Regulations or then-current prospectus or statement of additional information of One Group , such counsel may rely upon a certificate of an officer of One Group whose responsibility it is to advise One Group with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by One Group, on behalf of One Group Income, of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Circle Income's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

          (g) Circle Income shall have received an opinion of Ropes & Gray addressed to Circle Income, and in a form reasonably satisfactory to Circle Income and dated the Exchange Date, with respect to the matters specified in Section 9(g) of this Agreement.

          (h) All proceedings taken by One Group in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Circle Income and Baker & Daniels.

          (i) The Registration Statement shall have become effective under the 1933 Act and applicable blue sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Circle Income, contemplated by the Commission or any state regulatory authority.

          (j) Circle Income shall have received evidence, in form and substance satisfactory to Circle Income, of (1) the liability coverage for the directors of Circle Income and (2) One Group's agreement to indemnify the directors of Circle Income, in each case, pursuant to the covenants set forth in paragraph 11(c) hereof.

     11. INDEMNIFICATION. (a) Circle Income will indemnify and hold harmless One Group, its trustees and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Circle Income contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Circle Income required to be stated therein or necessary to make the statements relating to Circle Income therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding or threatened claim, action, suit or proceeding made with the prior consent of Circle Income. The Indemnified Parties will notify Circle Income in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this
Section 11(a). Circle Income shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Circle Income elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Circle Income's obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Circle Income will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(a) without the necessity of the Indemnified Parties first paying the same.

          (b) One Group, on behalf of One Group Income, will indemnify and hold harmless Circle Income, its directors and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to One Group or One Group Income contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to One Group or One Group Income required to be stated therein or necessary to make the statements relating to One Group or One Group Income therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of One Group. The Indemnified Parties will notify One Group in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against any Indemnified Party as to any matters covered by this Section 11(b). One Group shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if One Group elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. One Group's obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that One Group will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(b) without the necessity of the Indemnified Parties first paying the same.

          (c)(i) Effective upon the Closing Date, One Group shall assume and be responsible for all obligations of Circle Income to indemnify the present and former directors of Circle Income (the "Indemnified Directors") to the fullest extent permitted by law under the Articles of Incorporation of Circle Income as in effect on the date hereof; provided, however, that any determination required to be made with respect to whether a director's conduct complies with the standards set forth under Indiana law and the Articles of Incorporation shall be made by independent counsel selected by One Group. One Group agrees that all rights to indemnification existing in favor of the Indemnified Directors, acting in their capacities as directors of Circle Income, under Circle Income's Articles of Incorporation as in effect as of the date of this Agreement shall survive the Reorganization as obligations of One Group, shall continue in full force and effect without any amendment thereto, and shall constitute rights which may be asserted against One Group.

          (c)(ii) To the extent subparagraph (c)(i) shall not serve to indemnify and hold harmless an Indemnified Director, after the Closing Date, One Group shall, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each Indemnified Director against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the Transactions contemplated by this Agreement; provided that, in the event any claim or claims are asserted or made, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Any Indemnified Director wishing to claim indemnification under this subparagraph (c)(ii), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify One Group thereof, but the failure to so notify shall not relieve One Group of any liability it may have to such Indemnified Director if such failure does not materially prejudice One Group. In the event of any such claim, action, suit, proceeding or investigation

     (whether arising before or after the Closing Date), (i) One Group shall have the right to assume the defense thereof and One Group shall not be liable to such Indemnified Director for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Director in connection with the defense thereof, except that if One Group elects not to assume such defense or counsel for the Indemnified Directors advises that there are issues which raise conflicts of interest between One Group and the Indemnified Directors, the Indemnified Directors may retain counsel satisfactory to them, and One Group shall pay all reasonable fees and expenses of such counsel for the Indemnified Directors promptly as statements therefor are received; provided, however, that One Group shall be obligated pursuant to this subparagraph (c)(ii) to pay for only one firm of counsel for all Indemnified Directors in any jurisdiction (unless the use of one counsel for such Indemnified Directors would present such counsel with a conflict of interest), (ii) the Indemnified Directors will cooperate in the defense of any such matter and (iii) One Group shall not be liable for any settlement effected without its prior written consent; and provided further, that One Group shall not have any obligation hereunder to any Indemnified Director when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Director in the manner contemplated hereby is prohibited by applicable law.

          (c)(iii) For the period beginning at the effective time of the Reorganization and ending not less than three years thereafter, One Group shall provide or cause to be provided, liability coverage for the Indemnified Directors which covers the actions of the Indemnified Directors for the period they served as such.

          (c)(iv) The Indemnified Directors shall be deemed third party beneficiaries of this subparagraph 11(c), and the rights provided to each Indemnified Director by this subparagraph 11(c) shall be enforceable against One Group by each Indemnified Director (and each director of Circle Income shall be presumed to have relied upon this subparagraph 11(c)(iv) in continuing to serve as a director of Circle Income after the date hereof).

          (c)(v) One Group Income's obligation under this Section 11(c) to indemnify and hold harmless the Indemnified Directors shall constitute a guarantee of payment so that One Group Income will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(c) without the necessity of the Indemnified Directors first paying the same.

          (d) All provisions of this Section 11 shall survive the termination or expiration of this Agreement, and the closing of the transactions contemplated hereby.

     12. NO BROKER, ETC. Each of One Group and Circle Income represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

     13. TERMINATION. One Group and Circle Income may, by mutual consent of their respective trustees and directors, terminate this Agreement, and One Group or Circle Income, after consultation with counsel and by consent of their respective trustees and directors, or an officer authorized by such trustees and directors, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by March 13, 2001, this Agreement shall automatically terminate on that date unless a later date is agreed to by One Group and Circle Income.

     14. RULE 145. Pursuant to Rule 145 under the 1933 Act, One Group will, in connection with the issuance of any Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145 (c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

        "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO ONE GROUP OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS

        AMENDED, OR (ii) IN THE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO ONE GROUP, SUCH REGISTRATION IS NOT REQUIRED."

and, further, One Group will issue stop transfer instructions to One Group's transfer agent with respect to such shares. Circle Income will provide One Group on the Exchange Date with the name of any shareholder of Circle Income who is to the knowledge of Circle Income an affiliate of Circle Income on such date.

     15. COVENANT, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf

     16. SOLE AGREEMENT: AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     17. AGREEMENT AND DECLARATION OF TRUST. Circle Income Shares, Inc. is a corporation organized under Indiana law and under its Articles of Incorporation, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the State of Indiana and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Circle Income Shares, Inc." entered into in the name or on behalf thereof by any of the directors, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the directors, officers, employees, agents or shareholders of Circle Income personally, but bind only the assets of Circle Income, and all persons dealing with Circle Income must look solely to the assets of Circle Income for the enforcement of any claims against Circle Income. The names "One Group Mutual Funds" and "Trustees of One Group" refer respectively to One Group and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "One Group Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of One Group personally, but bind only the assets of One Group, and all persons dealing with any series of One Group, and all persons dealing with One Group Income must look solely to the assets of One Group belonging to such series for the enforcement of any claims against One Group.

     This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.
                                        CIRCLE INCOME SHARES, INC.

                                        By:

                                        ----------------------------------------

                                        ONE GROUP MUTUAL FUNDS

                                        By:

                                        ----------------------------------------